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                                    LEASE CONTRACT

THE UNDERSIGNED:

- the Samara Casino Company, duly represented by its President and CEO, Mr. Slim MAHDOUI, residing at Hotel Samara, Boulevard du 7 Novembre at Sousse, hereinafter designated as "the lessor"
                                                         PARTY OF THE FIRST PART
AND

- the Casino Resource Corporation company, duly represented by its Chief Executive Officer, Mr. Jack PILGER, residing at 1719 Beach Boulevard "Suite 306" - Executive Place - Biloxi - MISSISSIPPI - UNITED STATES OF AMERICA, hereinafter designated as "the lessee"
                                                       PARTY OF THE SECOND PART.
HEREBY SET FORTH THE FOLLOWING PREMISES:

It being understood that Samara Casino Company plans to carry out an international-class tourism activity project with a casino.

It being understood that Samara Casino Company has obtained an authorization from the legal government of Tunisia to create a "Casino Samara" activity center pursuant to the letter from the Minister of Tourism with reference FB/GA DSG 579 dated February 8, 1996.

It being understood that the Samara Casino Company declares that the said authorization entitles it to obtain, from the Tunisian State, a gambling authorization for the casino.

It being understood that the gambling authorization is granted for operating gambling tables, slot machines and video games.


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It being understood that the Samara Casino Company declares that the said authorization cannot be withdrawn from it or be revoked except in accordance with legislation in force.

It being understood that the Samara Casino Company plans the opening of the casino not later than July, first 1997.

It being understood that the Casino Resource Corporation company is a professional operator in the field of gambling.

It being understood that the two parties agree to act within the framework of strict legality and of observance of the regulations in force in Tunisia.

The two companies have agreed to conclude the present lease contract.

NOW THEREFORE THE PARTIES HEREBY ENTER INTO THE FOLLOWING AGREEMENT:

1.  Relationships between the parties

The relationships between the parties to the present contract are solely relationships between lessor and tenant.

2.  Object

The object of the present contract is lease of a casino and of its surroundings, which the lessor will build in Sousse, Boulevard du 7 Novembre, in compliance with the final plans approved by the Ministry of Tourism which are attached to the present contract and constitute an integral part of it.

For the execution of the present contract, the term "casino" designates the gambling room located at the building's ground level only. The term "surroundings" designates offices, lavatories, surveillance room, relax room, training room and depository ... located at the building's


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underground in according with detailed description on architectural drawings signed by both parties and which hold as an integral part of this contract.

Regarding the underground surroundings devoted to the ordinary operation of the casino, the lessor undertakes to supply to the lessee at least fifty percent of the casino square foot.

3.  Legal framework of the casino.

The lessor authorizes the lessee to operate the Casino in accordance with the laws and regulations in effect in Tunisia and all later documents, and pursuant to the stipulations of the gambling authorization, as well as the terms of the present contract.

4.  Gambling authorization

The lessor shall make every effort to help the lessee obtain the gambling authorization. The lessee shall act, for the entire duration of the present contract, in such fashion as to maintain the validity of the gambling authorization.

5.  Casino management

The lessee shall operate the Casino competently, efficiently and professionally, to make it an international-class casino.

It shall exercise entire and total direction of casino management. It alone decides on the Casino's needs for gambling. It alone is responsible for Casino management, which it undertakes to carry out with due observance for the laws and regulations in force in Tunisia and all subsequent documents, and in accordance with the stipulations of the gambling authorization as well as the terms of the present contract. The lessor has no inspections rights of any kind whatsoever with respect to the lessee's management of the Casino. It agrees not to intervene in any way whatsoever in the lessee's management.


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6.  Activities

The lessee shall be entitled to install and keep only Casino games and bar service for its customers and personnel on the premises object of the present contract pursuant to the stipulations of the gambling authorization, to the laws and regulations in force in Tunisia and to all subsequent documents, as well as pursuant to the terms of the present contract.

7.  Duration

The present lease agreement is granted for an irrevocable period of three years, starting sixty days after delivery to the lessee.

8.  Renewal

The present contract is renewable for two successive periods of three years each by tacit extension unless one year's notice is given by the lessee alone by registered mail with receipt or by means of a notification served by a process server-notary.

9.  Delivery

The lessor shall deliver the Casino with its surroundings to the lessee on the basis of the work completion attestation and the compliance certificate issued by the design office.

The delivery shall be recorded in a document drawn up in the parties' presence and duly signed and dated by the two parties.

10. Equipment

The lessee shall equip the Casino and its surroundings, at its own expense, with all elements required for normal operation.

The equipment shall include and the list is not exhaustive: false ceiling, carpets, curtains, drapes and all inside decorations and illuminated outside signs.


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The lessee shall provide also all gambling equipments as gambling tables, slot machines, video games, tokens, cards, computer systems and hardware, equipment and surveillance.

11. Possession

The lessee shall have to occupy the premises properly and not do anything that could cause any disturbance of possession whatsoever because of its doing or the doing of the persons employed in its service.

It may not undertake any construction or modification or demolition or drillings or install partitions or floors without the lessor's advance and explicit authorization.

At the end of the contract, all improvements that have been undertaken and carried out remain the lessor's property, without the lessee being entitled to claim any indemnity whatsoever in general.

The lessee shall be responsible for all deterioration occurring due to improper use, either of its own doing or of the doing of third parties. It shall maintain the rented premises in good condition and shall keep them in a perfect state of cleanness and operation.

12. Rental

The rental consists of a fixed part and of a variable part, the latter determined as a function of the gross income from the Casino games.

13. Rental amount

The rental per year is set as the counter value in Tunisian dinars of four hundred et sixty thousand dollars tax free with a yearly increase of ten percent (10%).

To this rental shall be added a variable percentage of the casino's gross income which shall be paid as detailed hereafter:

- on the portion of the casino's gross income up to 3.5 Million dinars: TEN PERCENT (10%)


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-   on the portion of the casino's gross income greater than 3.5 Million dinars and up to 7 Million dinars: EIGHT PERCENT (8%)

- on the portion of the casino's gross income greater than 7.0 Million dinars: FIVE PERCENT (5%)

14. Payment of the rental

The fixed part of rental shall be paid every six months and in advance.

However, the fixed part of the first year rental shall be two hundred and fifty thousand dollars (250.000) paid upon signature of the present contract and two hundred and fifty thousand dollars (250.000) paid ninety days after signature of the present contract.

The variable part of the rental, calculated as a function of the casino's gross income shall be determined upon lessee's fiscal declaration each six months and paid not later than thirty days after.

15. Tax allowance

In the case, the lessee obtains a tax allowance on casino's gross income because of advertising or animation activities, this allowance will be wholly paid to the lessor.

16. Maintenance - Repairs

The lessee shall support all charges of common maintenance of the Casino and its surroundings. The lessor shall support all charges of major repairs related to the building structure, electrical, plumbing, heating, and air conditioning installations and all equipments provided by the lessor.

17. Insurance

The lessee undertakes to insure, at its sole expense, the Casino and its surroundings covered by the present contract against the Professional public liability risk.


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18. Accounting books

The lessee is responsible for keeping accounting books, which must reflect Casino operation. It must keep all accounting elements for the entire duration of the present contract.

19. Inspection

The lessor is entitled to inspect the Casino and its surroundings at any time, and access thereto must be granted to it in reasonable fashion. However, it shall have to see to disturbing Casino operation as little as possible and must always be accompanied by a representative of the lessee.

20. Contract expiration

At the end of the present contract, the lessee shall return, to the lessor, the premises covered by the present contract in the condition in which it has received them, allowing for obsolescence and normal wear and tear.

21. Force majeure

In case of occurrence of force majeure making it impossible to operate the Casino, the effects of the present contract are suspended, and particularly with respect to payment of the rental. The rental to be paid will be calculated pro rata temporis. If the case of force majeure should persist after six months, the present contract may be canceled immediately at the initiative of a single one of the parties to the present agreement.

The term force majeure means the liability exemption clause for any event unforeseeable, insurmountable, and independent of the will of both parties having as a consequence making impossible the casino's operation.

Cancellation of the present contract due to force majeure does not create any entitlement to indemnitities.



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22. Modification of circumstances

In case where the admission of Tunisian people inside casino shall be authorized by later regulations, the parties shall then consult each other with a view to revising the contract on a fair basis in order to avoid excessive prejudice to one or the other of the parties.

Failing agreement between the parties concerning revision of the contract within a period of ninety days after the written request of the lessor, each of the parties may take the question of revision to the Arbitration Panel provided for in the present contract.

23. Language

The present contract is drawn up in the French and English languages. In case of conflict, the French version shall prevail.

24. Notifications

Relationships and communications between the parties shall always be in writing and be as direct as possible at the level of the senior managers of the contracting parties, at their respective domiciles as mentioned in these presents, to which all official or legal notifications shall be sent.

25. Disputes

Any disputes stemming from the present contract shall be definitively settled pursuant to the conciliation and arbitration rules of the International Chamber of Commerce by one or several arbitrators appointed pursuant to the said regulations.

The arbitration shall be in Paris, France, in the French language, the arbitrator or arbitrators acting as "amiable(s) compositeur(s)".

26. Applicable law

The present contract is governed, construed and performed in accordance with the laws in effect in Tunisia and any subsequent documents.



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27. Election of domicile

The parties elect domicile at the following addresses for performance of these presents:

- the lessor at the registered office of the Samara Casino Company, Hotel Samara, Boulevard du 7 Novembre in Sousse,

- the lessee at its registered office, c/o Maitre Mondhor BEN HAMIDA, 35 Avenue de Paris, 1000. Tunis.

28. Change of address

Each party may change its address as long as it informs the other party of the new address in writing with a definite date. The change of address shall become effective upon receipt of the notification.

29. Taxes

For performance of the present contract, the lessee shall pay all of the expenses, fees and taxes for which it is made responsible by law.

30. Stamp and recording fees

The stamp and recording fees, as well as the expenses relating to giving notice of the present document shall be paid by the lessee.

31. Condition precedents

The present contract goes into effect between the parties upon signature. It is accepted and signed by the contracting parties subject to the explicit condition precedent of obtaining all required authorizations from the Tunisian authorities, particularly the gambling authorization.

The owner shall make every effort to help the lessee obtain the legal authorizations required before January 1, 1997.


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If the said approvals and authorizations are not obtained within the indicated
periods, the undersigned parties shall meet to take all useful steps.

In case the lessee does not obtain, within a reasonable period, from the Tunisian authorities, the gambling authorization required for operation of the Casino and its surroundings, all amounts advanced by it as rental for the first year shall be returned to it within thirty days starting with the date of a warning with a definite date.


M. Slim MAHDOUI                        M. Jack PILGER
President and Chief Executive Office   Chief Executive Office of the Casino
of the Samara Casino Company           Resource Corporation company
Hotel Samara, Boulevard du 7 Novembre  117-199 Beach Boulevard - Suite 306
Sousse, TUNISIA                        Executive Place - BILOXI
                                       MISSISSIPPI - UNITED STATES of AMERICA


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                                      TERM SHEET

THE UNDERSIGNED:

- the Samara Casino Company, duly represented by its President and CEO, Mr. Slim MAHDOUI, residing at Hotel Samara, Boulevard du 7 Novembre at Sousse, hereinafter designated as "the lessor"

                                                         PARTY OF THE FIRST PART
AND

- the Casino Resource Corporation company, duly represented by its Chief Executive Officer, Mr. Jack PILGER, residing at 1719 Beach Boulevard "Suite 306" - Executive Place - Biloxi - MISSISSIPPI - UNITED STATES OF AMERICA, hereinafter designated as "the lessee"

                                                       PARTY OF THE SECOND PART,

HEREBY SET FORTH THE FOLLOWING PREMISES:

It being understood that Samara Casino Company plans to carry out an international-class tourism activity project with a casino and a theater.
It being understood that Samara Casino Company has obtained an authorization from the legal government of Tunisia to create a "Casino Samara" activity center pursuant to the letter from the Minister of Tourism with reference FB/GA DSG 579 dated February 8, 1996.
It being understood that societe Samara Casino has signed a lease contract of the casino with CRC.
It being understood that the operating of the theater is completary to the gambling activity.
It being understood that the Casino Resource Corporation company is a professional operator as well as in the field of the shows and entertainment management than the field of gambling management.
It being understood that the two parties agree to act within the framework of strict legality and of observance of the regulations in force in Tunisia.
The two companies have agreed to conclude the present term sheet.

NOW THEREFORE THE PARTIES HEREBY ENTER INTO THE FOLLOWING AGREEMENT:

1. Samara Casino decides to entrust to CRC the operation of its theater in compliance with a formula which shall be determined by their lawyers.

2. Samara Casino shall supply the premises wholly equipped except stage; play of light & sound system which shall be all furnished by CRC.

3.  CRC is responsible of the operating of the show.


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4.  CRC will pay to Samara Casino 2$ on each show ticket sold.

5. CRC will subcontract the operating of catering of the theater to Samara Casino in compliance with conditions which shall be determined in the final contract.

6. CRC will subcontract its transportation needs to Samara Casino according to competition tariffs.

7. The duration of the contract shall be linked to the duration of the casino lease contract.

8. The premises shall be delivered in the same time than the casino object of a distinct contract.

9. This documents undertakes both parties in waiting the signature of the final contract.



Sousse June ____, 1996


_________________________________      ___________________________________
M. Slim MAHDOUI                        M. Jack PILGER
President and Chief Executive Office   Chief Executive Office of the Casino
of the Samara Casino Company           Resource Corporation company
Hotel Samara, Boulevard du 7 Novembre  117-199 Beach Boulevard - Suite 306
Sousse, TUNISIA                        Executive Place - BILOXI
                                       MISSISSIPPI - UNITED STATES of AMERICA


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                                                                    July 3, 1996


Maitre Mondor BEN HAMIDA
35
Avenue de Paris
1000 Tunis

Dear Ben,

There are still three outstanding issues that need to be completed in regards to the contract between CRC and Samara.

You need to get an amendment approved by Slim that states that the second deposit payment due is for $210,000 and not for $250,000. Also, you should get Slim to acknowledge the casino will be fully under construction by the time the second payment is due.

In Section 15, which refers to the tax allowance, it still states that Slim is to receive any tax refunds for advertising activities. You need to get an amendment that states that whomever operates the showroom gets any and all tax rebates and refunds for the entire facility.

You need to draft a separate agreement on the complementaries issue. This agreement needs to state that we are to receive a 50% discount on all food, drinks and other services that Slim may provide to us and our customers on a complimentary basis. In other words, if we give a free meal or comp slip to someone, then Slim will only charge us 50% of the retail price. The total amount owed to Slim will be calculated on a monthly basis and payable at the end of that month.

I also have not received a response from you on the letter that I have twice sent to you, both last week and this week.

If you need further clarification, please call or fax.

Best regards,



Rian Rathwick
Vice President
New Development


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